Exhibit 10.1

AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of October 25, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between Fortune Rise Acquisition Corporation (the “Company”) and Wilmington Trust, National Association, a national banking association, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of November 2, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust

Account under the circumstances described therein; and

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“ (i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Financial Officer or Chairman of the Board and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes, if any (less up to $50,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) the Termination Date (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended) if a Termination Letter has not been received by the Trustee prior to such date, in which case, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit C hereto and the Property in the Trust Account, including interest not previously released to the Company to pay its tax obligations (less up to $50,000 of interest that may be released to the Company to pay dissolution expenses, if applicable), shall be distributed to the Public Stockholders of record as of such date (excluding up to $50,000 of interest which may be used for dissolution expenses); provided further, that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable;”

2. The following defined term in the Trust Agreement shall be amended and restated in their entirety:

(a) All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the effective date of the Trust Agreement (as amended hereby) and terms of similar import shall in all instances continue to refer to November 2, 2021.

(b) All references to the “Amended and Restated Certificate of Incorporation” in the Trust Agreement and terms of similar import shall mean the Amended Charter.

3. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

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4. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

5. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Investment Management Trust Agreement as of the date first written above.

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By: /s/ David B. Young _______
Name: David B. Young
Title: Vice President

FORTUNE RISE ACQUISITION CORPORATION

By: /s/ Richard A. Brand________
Name: Richard A. Brand
Title: Principal Executive Officer

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